UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PokerTek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POKERTEK, INC.
1150 CREWS ROAD, SUITE F
MATTHEWS, NORTH CAROLINA 28105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 5, 2013

We hereby give notice that the Annual Meeting of Shareholders of PokerTek, Inc. will be held on Wednesday, June 5, 2013, at 2:00 p.m. local time, at PokerTek’s headquarters, 1150 Crews Road, Suite F, Matthews, North Carolina, for the following purposes:

(1)	To elect five directors;

(2)	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)	To hold an advisory vote on executive compensation;

(4)	To hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held; and

(5)	To transact such other business that may properly come before the meeting.

Under North Carolina law, only shareholders of record at the close of business on the record date, which is April 1, 2013, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

                                                            By Order of the Board of Directors

James T. Crawford
President and Secretary

Dated: April 19, 2013

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
 to be held on Wednesday, June 5, 2013.

The Proxy Statement and Annual Report are available at www.proxyvote.com

POKERTEK, INC.
1150 CREWS ROAD, SUITE F
MATTHEWS, NORTH CAROLINA 28105

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board”) is soliciting proxies for our 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 5, 2013 at 2:00 p.m. local time at our headquarters located at 1150 Crews Road, Suite F, Matthews, NC 28105.

The proxy materials, including this proxy statement, proxy card, and our 2012 Annual Report, are being distributed and made available on or about April 19, 2013. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone, or email. We will reimburse banks, brokers and other custodians, nominees, and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Q:	Who may vote at the Annual Meeting?

A:
Our Board set April 1, 2013 as the record date (the “Record Date”) for the Annual Meeting. If you owned shares of our common stock at the close of business on the Record Date, you may attend and vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock held on all matters to be voted on. As of the Record Date, there were 9,085,498 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:
A majority of our outstanding shares as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you are present and entitled to vote in person at the Annual Meeting or have properly submitted a proxy card or voted by telephone or over the Internet. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	What proposals will be voted on at the Annual Meeting?

A:
There are four proposals scheduled to be voted on at the Annual Meeting. We will also consider any other business that properly comes before the Annual Meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will vote the shares they represent using their best judgment.

Q:	How can I get electronic access to the proxy materials?

A:	You can view the proxy materials on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your proxy card.

Q:	How may I vote my shares in person at the Annual Meeting?

A:
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. Shareholders of record must sign and return their proxy cards by mail for their votes to be counted. Beneficial owners may submit voting instructions to their stockbroker, trustee or nominee by returning their voting instruction cards by mail, or they may vote their shares on the Internet or by telephone.

Q:	How can I revoke my proxy and change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a shareholder of record, you may do this by signing and submitting a new proxy card with a later date, which must be completed by 11:59 p.m. Eastern Time on Tuesday, June 4, 2013, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:	What happens if I do not give specific voting instructions?

A:
Shareholders of Record. If you return your signed proxy card but do not specify how you want to vote your shares, the proxies will vote your shares in the manner recommended by the Board on all matters in this proxy statement and as they may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is present.

The election of directors (Proposal 1), the proposal relating to the Company’s executive compensation (Proposal 3), and the proposal for holding the advisory vote on executive compensation annually (Proposal 4) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters; consequently, there may be broker non-votes on these proposals.

The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters; consequently, no broker non-votes are expected on Proposal 2.

Q:	How many votes will be needed to approve each proposal?

A:
With respect to the election of directors (Proposal 1), assuming a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of our common stock present in person or represented by proxy at the Annual Meeting is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for a particular Board seat is elected for that seat.

With respect to the proposal to approve the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2) and the proposal regarding the advisory vote on executive compensation (Proposal 3), assuming a quorum is present, the affirmative vote of a majority of the votes cast by the holders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve each proposal. As discussed above, for purposes of the vote on any such proposal, abstentions and “broker non-votes” will not be counted and therefore will have no impact on the outcome.

The proposal regarding the advisory vote on the frequency with which an advisory vote on executive compensation should be held (Proposal 4), assuming a quorum is present, the option (i.e., one year, two years or three years) that receives the highest number of votes cast by the holders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. As discussed above, for purposes of the vote on any such proposal, abstentions and “broker non-votes” will not be counted and therefore will have no impact on the outcome.

Q:	Do I have dissenters’ rights?

A:	No. Under the North Carolina Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our amended and restated bylaws, the Board consists of five to nine members, as determined by the Board or the shareholders from time to time. As of the date hereof, the Board consists of five members. Directors are elected annually to serve for one-year terms and until their successors are duly elected and qualified or until their prior death, resignation, removal or disqualification or until there is a decrease in the number of directors. The five nominees named below have been recommended by our Nominating and Governance Committee and approved by the Board to be presented as nominees to serve on the Board. All nominees presently serve as a director and each is standing for re-election. There are no family relationships among any of our directors or executive officers.

Nominees

Lyle A. Berman, age 71, has been a member of the Board since January 2005 and served as Chairman of the Board from January 2005 until September 2011. Mr. Berman is Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. (NASDAQ: LACO). He has held both positions since June 1999. Lakes Entertainment is a publicly-held company that develops and manages Native-American-owned casinos. Mr. Berman has been Chairman of the Board of Emerald Oil, Inc. (NYSE MKT: EOX), which acquires oil and gas properties, since its inception as WPTE Enterprises, Inc. in March 2002 and as its Executive Chairman since April 2005. Mr. Berman received a B.S. degree in Business Administration from the University of Minnesota.

Mr. Berman has extensive experience in casino operations and with a wide variety of publicly-traded and privately-held companies in gaming and other diverse industries. Mr. Berman brings executive decision-making skills; operating, management, and business development experience; and general business acumen to the Board as a result of his professional experiences. These experiences provide the Board with industry expertise and general business experience important to the oversight of our business.

 James T. Crawford, III, age 51, is a co-founder of PokerTek and has served as our President, Secretary, and member of the Board since our inception in August 2003.

 Mr. Crawford brings operating and sales experience to the Company as a result of his professional experiences. These experiences and Mr. Crawford’s ongoing interaction with our customers and suppliers provides the Board with industry expertise important to our business, as well as a detailed understanding of our business and operations and the economic environment in which we operate.

 Joseph J. Lahti, age 52, has served on the Board since March 2006 and became Chairman of the Board in September 2011. Since 1989 Mr. Lahti has been President of JL Holdings, through which he provides funding and management leadership to early-stage companies. Mr. Lahti held the positions of Chief Financial Officer, Chief Operating Officer, President, Chief Executive Officer, and Chairman at Shuffle Master, Inc., a gaming-supply company to the casino industry, between 1993 and 2002, He served on the board of Emerald Oil, Inc. (NYSE MKT: EOX), which acquires oil and gas properties, from April 2010 to July 2012. Mr. Lahti received a B.A. degree in Economics from Harvard University.

Mr. Lahti serves as the Audit Committee financial expert. He brings executive decision-making skills, operating and management experience, expertise in finance, business development experience, and direct gaming industry business acumen to the Board as a result of his professional experiences. These experiences provide the Board with financial and strategic planning expertise and direct industry expertise important to the oversight of our financial reporting and business strategy implementation.

Arthur L. Lomax, age 56, has been a member of the Board since our inception in August 2003. From August 2003 to July 2005, he served as our Treasurer. In 2002, he founded Carolina Classical School in Tryon, North Carolina and served as Headmaster until the school merged with another in 2007. Mr. Lomax received a B.S. in Business Administration from University of North Carolina at Chapel Hill.

Mr. Lomax brings executive decision-making skills; sales and business development experience; and general business acumen to the Board as a result of his professional experiences. These experiences provide the Board with general business experience important to the oversight of our business.

 Gehrig H. White, age 50, is a co-founder of PokerTek and has served as a member of the Board since our inception in August 2003. He also served as our Chief Executive Officer from August 2003 until September 2007 when he became Vice Chairman of the Board. Mr. White received a B.S. degree in Computer Science from North Carolina State University and a Masters in Business Administration from Queens College.

Mr. White brings executive decision-making skills, sales and business development experience, and general business acumen to the Board as a result of his technical expertise and general professional experiences. These experiences provide the Board with general business experience important to the oversight of our business.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the Board. As of April 1, 2013 our executive officers included the following individuals:

Mark D. Roberson, age 48, has been serving as our Chief Executive Officer since February 22, 2010 and has served as our Chief Financial Officer and Treasurer since October 2007. He was our Acting Chief Executive Officer from May 29, 2009 through February 22, 2010. He started his career in public accounting and was part of the team that opened the current PricewaterhouseCoopers office in Greensboro, North Carolina. Mr. Roberson also served in various financial leadership roles with LifeStyle Furnishings International, a manufacturer and distributor of home furnishings with annual revenues of $2 billion. He was a member of the management team that led the purchase of LifeStyle from Masco Corporation as well as the successful sale of the company six years later. He also obtained extensive corporate finance and operations experience with Baker & Taylor, Krispy Kreme Manufacturing & Distribution, and Curtiss-Wright Controls. Mr. Roberson is a Certified Public Accountant in the state of North Carolina.

James T. Crawford, age 51, currently serves as President and Treasurer. Information regarding Mr. Crawford is included in the director nominee profiles above.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business. The Nominating and Governance Committee is responsible for identifying, screening and recommending to the Board qualified candidates for membership. The Nominating and Governance Committee has authority to retain and approve the compensation of search firms to be used to identify director candidates. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board.

In considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience which is of particular relevance to the Company; (c) each director should have sufficient time available to devote to the affairs of the Company; and (d) each director should represent the best interests of the shareholders as a whole rather than special interest groups.

We also consider a candidate’s (a) economic, technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business; (b) ability to be found suitable by gaming agencies and to hold gaming licenses; (c) diversity of viewpoints, background, and experience; and (d) ability to join with the other Board members in building a Board that is effective, collegial, and responsive to our needs as well as those of our shareholders.

The Nominating and Governance Committee will consider shareholder recommendations from Board members, shareholders, and third parties for candidates for the Board using the same criteria described above. Once candidates have been identified, the Nominating and Governance Committee will determine whether such candidates meet the minimum qualifications for director nominees established in the charter and under applicable laws, rules or regulations and make a recommendation to the Board. The Board, taking into consideration the recommendations of the Nominating and Governance Committee, is responsible for selecting the nominees for director and for appointing directors to fill vacancies.

When submitting a nomination to us for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any. In addition, under our bylaws, a shareholder’s written notice regarding a proposed nominee must include (in addition to any information required by applicable law or the Board): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; (v) a representation that the shareholder is a holder of record of shares of PokerTek entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to present the proposal; and (vi) a consent signed by each nominee to serve as a director if elected. Certain specific notice deadlines also apply with respect to submitting director nominees. See “Proposals for 2014 Annual Meeting.”

No candidates for director nominations were submitted to the Nominating and Governance Committee by any shareholder in connection with the Annual Meeting.

MEETINGS AND MEETING ATTENDANCE

All directors attended at least 75% of the Board and assigned committee meetings during the fiscal year ended December 31, 2012. During fiscal 2012, the Board held four meetings, and the Audit Committee held five meetings; the Compensation Committee held one meeting and it also conducted business during Board meetings; and the Nominating and Governance Committee and Compliance Committee conducted business during Board meetings. It is our policy to invite and encourage all of our directors to attend the Annual Meeting. One director attended our prior year’s annual meeting.

CORPORATE GOVERNANCE MATTERS

Director Independence

In accordance with the listing standards of The NASDAQ Stock Market LLC (NASDAQ), the Board must consist of a majority of independent directors. The Board has determined that Messrs. Berman, Lahti and Lomax are independent under the NASDAQ listing standards. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed information provided by the directors and our management with regard to each director’s business and personal activities as they may relate to us and our management. Each of the members of the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee also has been determined by the Board to be independent under applicable NASDAQ listing standards and, in the case of the Audit Committee, under the independence requirements established by the SEC. The independent directors meet in executive session at least quarterly.

Chief Executive Officer and Chairman of the Board

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for us, provides day-to-day leadership and sets performance standards for our employees while the Chairman of the Board is responsible for leading the Board in the execution of its fiduciary duties. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing our operations in their entirety.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks that we face. The Board has oversight responsibility of the processes established to report and monitor systems for material risks that apply to us and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Audit Committee periodically reviews enterprise-wide risk management, which focuses primarily on financial and accounting, legal and compliance, and other risk management functions. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Compliance Committee reviews risks associated with gaming control and regulation. The full Board considers strategic risks and opportunities and regularly receives reports from the committees regarding risk oversight in their areas of responsibility.

Board Committees

Only independent directors are members of the Audit, Compensation, and Nominating and Governance Committees.

Audit Committee
The Audit Committee is a separately-designated standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates under a written charter and is appointed by the Board to (i) assist the Board in monitoring and ensuring: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the qualifications, compensation and independence of our independent registered public accounting firm; and (d) the performance of our internal audit function and our independent registered public accounting firm; (ii) prepare the report required to be prepared by the Audit Committee under SEC rules; and (iii) oversee our accounting and financial reporting processes and the audits of our financial statements. The current members of the Audit Committee are Messrs. Berman, Lahti and Lomax. Mr. Lahti serves as chairman of the Audit Committee. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Lahti satisfies this definition. A copy of this Committee’s charter is available at www.pokertek.com.

Compensation Committee
The Compensation Committee is responsible for evaluating our compensation policies and programs and approving director and officer compensation plans. In fulfilling its duties, the Compensation Committee has the authority to, among other things: (i) review and approve corporate goals and objectives relevant to executive compensation; (ii) review and approve salary and incentives, employment agreements, severance agreements, change in control agreements and any special supplemental benefits, as appropriate, for the Chief Executive Officer and our other senior executives; (iii) make recommendations to the Board with respect to incentive compensation plans and equity-based plans; and (iv) adopt, administer, approve and ratify awards made under incentive compensation and stock plans. The Compensation Committee also reviews and evaluates the fees paid to members of our Board.

The Compensation Committee has the authority to obtain advice and assistance from both internal and external advisors, including compensation consultants, although the Compensation Committee did not elect to retain a compensation consultant to assist with determining executive compensation during 2012. In addition, although the Compensation Committee may delegate authority to subcommittees to fulfill its responsibilities when appropriate, no such authority was delegated during 2012. The current members of the Compensation Committee are Messrs. Berman, Lomax, and Lahti. Mr. Berman serves as chairman of the Compensation Committee. A copy of this Committee’s charter is available at www.pokertek.com.

Nominating and Governance Committee
The Nominating and Governance Committee operates under a written charter and is appointed by the Board to: (i) assist the Board in identifying individuals qualified to become Board members; (ii) recommend to the Board the director nominees for the next annual meeting of shareholders; and (iii) develop and recommend to the Board a set of Corporate Governance Guidelines. The Nominating and Governance Committee also oversees evaluations of executive management and is responsible for reviewing and making recommendations to the Board regarding our responses to any shareholder proposals. The current members of the Nominating and Governance Committee are Messrs. Berman, Lomax, and Lahti. Mr. Berman serves as chairman of the Nominating and Governance Committee. A copy of this Committee’s charter is available at www.pokertek.com.

Compliance Committee
The Compliance Committee is responsible for identifying and evaluating situations in which we are involved that could result in a violation of laws, rules and regulations relating to the gaming industry. The Compliance Committee has at least three members appointed by our Board, and at least one member must be knowledgeable regarding Nevada gaming laws and regulations. The Compliance Committee must include our Compliance Officer and at least one independent director. The Compliance Committee reports to the Board and advises the Board if any activities, after investigation, are inappropriate. The Compliance Committee is responsible for determining that all transactions involving gaming devices and gaming equipment are with licensed customers, where required, and for reporting to the Board regarding material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by PokerTek and its affiliates other than for PokerTek’s or the affiliate’s benefit. Further, the Committee requires that appropriate background checks be conducted on persons with whom the Company transacts business. The Committee annually reviews the list of our shareholders. The members of the Compliance Committee are Mark Roberson, Chairman of the Committee; James Crawford, Compliance Officer; and Lyle Berman.

DIRECTOR COMPENSATION

In December 2011, the Board voluntarily reduced the annual compensation of its members from $48,000 to $12,000 each.

DIRECTOR COMPENSATION TABLE

Name	Director Fees Earned or Paid in Cash		Stock Awards		Option Awards (4)	Total

Joseph J. Lahti	$24,000	(1)	$42,500	(3)	$-	$66,500

Arthur L. Lomax	$24,000	(2)	$-		$-	$24,000

Lyle A. Berman	$24,000	(1)	$-		$-	$24,000

Gehrig H. White	$24,000	(2)	$-		$-	$24,000

(1)
Includes $12,000 in director fees for Q4-2011 paid in restricted shares of our common stock and $12,000 in director fees for 2012 paid in restricted shares of our common stock. Reflects the dollar amount of awards recognized for financial reporting purposes for the year ended December 31, 2012 in accordance with FASB ASC Topic 718, Accounting for Stock Compensation. The assumptions underlying the valuation of the shares are set forth in Notes 1 and 12 of our financial statements included in our Form 10-K, as originally filed.

(2)
Includes $12,000 in director fees for Q4-2011 that were paid in cash and $12,000 in director fees for 2012 paid in restricted shares of our common stock. Reflects the dollar amount of awards recognized for financial reporting purposes for the year ended December 31, 2012 in accordance with FASB ASC Topic 718, Accounting for Stock Compensation. The assumptions underlying the valuation of the shares are set forth in Notes 1 and 12 of our financial statements included in our Form 10-K, as originally filed.

(3)
Reflects the dollar amount of awards recognized for financial reporting purposes for the year ended December 31, 2012 in accordance with FASB ASC Topic 718, Accounting for Stock Compensation. The assumptions underlying the valuation of the shares are set forth in Notes 1 and 12 of our financial statements included in our Form 10-K, as originally filed. Mr. Lahti received a stock award of 150,000 shares of our common stock upon becoming Chairman of the Board. At December 31, 2012, he held 100,000 unvested shares of our common stock.

(4)
Reflects the dollar amount of awards recognized for financial reporting purposes for the year ended December 31, 2012 in accordance with FASB ASC Topic 718, Accounting for Stock Compensation. The assumptions underlying the valuation of the shares are set forth in Notes 1 and 12 of our financial statements included in our Form 10-K, as originally filed. At December 31, 2012 Mr. Lahti had 20,000 shares underlying presently exercisable options to purchase our common stock, and Mr. Berman had 80,000 shares underlying presently exercisable options to purchase our common stock.

Shareholder Communications with Directors

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board (Attention: (Name(s) of director(s), as applicable)), c/o Corporate Secretary, 1150 Crews Road, Suite F, Matthews, North Carolina 28105. Any communication so received will be processed by the Secretary and conveyed to the member(s) of the Board named in the communication or to the Board.

Procedures for Reporting Complaints about Accounting and Auditing Matters
The Audit Committee has adopted procedures for receiving and handling complaints from employees and third parties regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees of complaints or concerns regarding questionable accounting, auditing, or other matters. Employees or third parties may report their concerns by calling the PokerTek, Inc. Values Line, an anonymous third-party hotline service operated by Navex Global, at (888) 475-8376.

Upon receipt of a complaint relating to the matters set forth above, Global Compliance promptly notifies the Chief Financial Officer and the Audit Committee. If the matter involves the Chief Financial Officer, he is not notified of the complaint. The Audit Committee oversees the review of any such complaint and maintains the confidentiality of an employee or third-party complainant to the fullest extent possible. Prompt and appropriate corrective action is taken when and as warranted in the judgment of the Audit Committee. This procedure for reporting complaints about accounting and auditing matters is available at www.pokertek.com.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics to provide guidance on sustaining our commitment to high ethical standards. The code applies to our employees, officers, directors, agents, representatives, consultants, advisors and independent contractors. We will disclose any waivers of the code applicable to our directors or executive officers on a Form 8-K as required by NASDAQ listing standards or applicable law. Any waivers of the code for executive officers or directors may be made only by the Board or by a Board committee. To date, no waivers have been requested or granted. A copy of this code is available at www.pokertek.com.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Record Date by (a) each person known by us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each director, (c) the Named Executive Officers (as defined below under “Summary Compensation Table”) and (d) all current directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of the Record Date are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise noted, the address of all listed shareholders is c/o PokerTek, Inc., 1150 Crews Road, Suite F, Matthews, North Carolina 28105.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Directors and Executive Officers:
Gehrig H. White	1,241,736	(1)	13.67%
James T. Crawford	806,622	(2)	8.88%
Lyle A. Berman	695,659	(3)	7.66%
Joseph J. Lahti	467,919	(4)	5.15%
Mark D. Roberson	403,860	(5)	4.45%
Arthur L. Lomax	258,280		2.84%
All directors and executive officers as a group (6 persons)	3,874,076	(6)	42.64%

(1)
Includes 629,976 shares of common stock owned by Mr. White and 611,760 shares of common stock owned by GHW Enterprises, LLC, which is controlled by Mr. White. Mr. White has sole voting and dispositive power with respect to all of the shares of common stock.

(2)
Includes 291,459 shares of common stock and 55,000 shares underlying presently exercisable options to purchase our common stock owned by Mr. Crawford and 460,163 shares of common stock owned by Crawford Ventures, LLC, which is controlled by Mr. Crawford. Mr. Crawford has sole voting and dispositive power with respect to all of the shares of common stock.

(3)
Includes 615,659 shares of common stock and 80,000 shares underlying presently exercisable options to purchase our common stock owned by the Lyle A. Berman Revocable Trust and the Lyle A. Berman IRA, for which Mr. Berman serves as trustee and with respect to which Mr. Berman has sole voting and dispositive power.

(4)	Includes 447,919 shares of common stock owned by Mr. Lahti and 20,000 shares underlying presently exercisable options to purchase our common stock.

(5)	Includes 226,193 shares of common stock owned by Mr. Roberson and 177,667 shares underlying presently exercisable options to purchase our common stock.

(6)	Includes an aggregate of 3,541,409 shares of common stock and 332,667 shares of common stock underlying presently exercisable options.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee sets the compensation of our executive officers. Our objectives with respect to compensation of our executive officers are to: (1) link executive compensation to our business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; and (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace, recognize achievement of our business strategy objectives, and align the long-term interests of executive officers with those of our shareholders. The primary objectives that we consider are market penetration of product, revenue growth, and analysis of our financial performance as compared to our internal plans and projected forecasts.

The material elements of our compensation program for our Named Executive Officers are annual cash compensation and long-term incentive compensation. Our Named Executive Officers are eligible to participate in our 401(K), health and welfare benefit plans, and fringe benefit programs generally available to our other employees.

Compensation of Named Executive Officers

Annual Cash Compensation
The annual base salaries of our executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the individual executive officer’s performance by the Compensation Committee. The Compensation Committee’s evaluation is based upon non-quantitative factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers at comparable companies, the performance of each executive officer during the prior calendar year, our performance during the prior calendar year, and the recommendations submitted to the Compensation Committee. Please see the “Salary” column in the 2012 Summary Compensation Table below for the base salary amounts received by each Named Executive Officer in 2012.

At its discretion, the Compensation Committee may also recommend that cash bonuses be paid to our executive officers. Please see the “Bonus” column in the 2012 Summary Compensation Table below for the cash bonuses approved by our Board for each Named Executive Officer in 2012.

Long-Term Equity Compensation
Our 2009 Equity Incentive Plan, which was approved by our shareholders on May 11, 2010, allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, restricted stock awards, and restricted stock units. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants under the plan. Messrs. Crawford and Roberson were not awarded equity-based compensation during 2012.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the corporate tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes the goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the stock option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which stock options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors within the meaning and as defined by Section 162(m) and the regulations thereunder. Historically, the combined salary and bonus of each of our executive officers has been below this $1 million limit. The Compensation Committee’s present intention is to grant future compensation that does not exceed the limitations of Code Section 162(m).

Summary Compensation Table

The following table sets forth the total compensation for the years ended December 31, 2012 and December 31, 2011 of our: (i) principal executive officer, which is our Chief Executive Officer; and (ii) two other most highly compensated executive officers in 2012, which are our President and Chief Technology Officer, whose total compensation exceeded $100,000 (our “Named Executive Officers”).
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Mark D. Roberson	2012	$148,000	$32,000	$63,750	$87,902	$2,933	$302,585
Chief Executive Officer, Chief Financial Officer and Treasurer	2011	$160,000	$-	$79,688	$175,461	$5,867	$421,015

James T. Crawford	2012	$148,000	$15,000	$-	$30,275	$4,853	$183,128
President and Secretary	2011	$160,000	$-	$-	$37,333	$4,667	$202,000

Hal J. Shinn (4)	2012	$87,198	$-	$-	$17,472	$-	$104,670
Chief Technology Officer	2011	$152,250	$-	$-	$47,492	$6,090	$205,832

(1)
The Board  considered and approved a discretionary bonus for Mr. Roberson in recognition of his performance leading the Company as both Chief Executive Officer and Chief Financial Officer. This discretionary bonus was based in part on the Board's evaluation of Mr. Roberson's salary in comparison with market cash compensation for executives of other companies and its evaluation of the financial performance of the Company in comparison with its operating plan for 2012.  The Board considered and approved a discretionary bonus for Mr. Crawford in recognition of his performance for both securing and expanding key accounts for the Company in 2012. These discretionary bonuses are expected to be paid in 2013.

(2)
Reflects the dollar amount of awards recognized for financial reporting purposes for the year ended December 31, 2012 in accordance with FASB ASC Topic 718, Accounting for Stock Compensation. The assumptions underlying the valuation of the shares are set forth in Notes 1 and 12 of our financial statements included in our Form 10-K, as originally filed. Mr. Roberson received a stock award of 225,000 shares of our common stock in recognition of his endeavors as Chief Executive Officer. At December 31, 2012, he held 75,000 unvested shares of our common stock.

(3)	The amounts in the All Other Compensation column consist of matching contributions to our 401(k) plan.

(4)	Mr. Shinn resigned effective July 16, 2012.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements
During 2012, Mr. Crawford and Mr. Roberson were employed pursuant to employment agreements with PokerTek. Their employment agreements were effective July 1, 2011 and have two-year terms.

Pursuant to these agreements, Messrs. Crawford and Roberson are entitled to receive base salaries of $160,000 per year, subject to our right to reduce their salaries in connection with a reduction of all of our employees’ salaries. Their salaries may not be reduced by more than 20% in any single reduction or a series of reductions, may not be reduced for a period greater than six months, and any severance payments payable to Mr. Crawford or Mr. Roberson will be based on his original base salary before any such reduction.

If either Mr. Crawford’s or Mr. Roberson’s employment is terminated by us for any reason except cause (as defined in the employment agreement) and he executes a general release with language acceptable to us on or before the effective date of termination, including within one year of a change of control, all stock options granted to him through the date of termination will vest immediately and he will have one year from the date of termination to exercise those options. Messrs. Crawford and Roberson are also entitled to receive standard benefits generally available to other senior executive officers.

In the event we terminate Mr. Crawford’s or Mr. Roberson’s employment without cause (as defined in the employment agreement) or if either terminates his employment for good reason (as defined in the employment agreement, which includes relocation to a PokerTek office more than 75 miles from Charlotte, North Carolina without his consent or a material change in his assigned duties), and upon execution of a general release, each is entitled to severance in the form of continuation of his base salary for twelve months. In addition, if either terminates his employment for good reason, he will be entitled to additional severance in the form of reimbursement of any COBRA payments during the twelve-month period. If either is terminated for cause or if he voluntarily terminates his employment with us for any reason other than good reason (as defined in the employment agreement), he would not receive severance pay or any such other compensation.

In the event we terminate Mr. Crawford’s or Mr. Roberson’s employment within one year following a change of control, he is entitled to severance in the form of continuation of his base salary and benefits for twelve months.

We have also entered into a proprietary information and inventions agreement with Mr. Crawford and Mr. Roberson that, among other things, (i) provides that each will not disclose our proprietary information to any third party during his employment with us and thereafter, and (ii) requires that each assign to us his right, title and interest to any and all inventions made or conceived during his employment with us. For a period of six months after termination of his employment, Mr. Crawford or Mr. Roberson also would be required to inform us of all inventions made or conceived by him and, for a period of one year after termination of his employment, he would be required to inform us of all patent applications filed by him or on his behalf. In addition, for a period of one year after the termination of his employment with us he will not: provide services to any of our competitors within the continental United States similar to those provided to us during his employment with us; solicit or attempt to solicit any of our employees, independent contractors or consultants to terminate his or her relationship with us in order to become an employee, independent contractor or consultant of another entity; or solicit or attempt to solicit any of our customers with whom he had contact as a result of his employment with us.

Outstanding Equity Awards at Fiscal-Year End

The following table details all outstanding equity awards held by Named Executive Officers at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

Mark D. Roberson	101,000	-		$2.03	September 11, 2019	75,000	$98,250	(2)
	25,000	5,000	(1)	$1.20	March 31, 2020
	16,667	3,333	(1)	$2.75	May 12, 2020
	20,000	20,000	(1)	$1.35	March 23, 2021

James T. Crawford	55,000	-		$2.03	September 11, 2019
	25,000	5,000	(1)	$1.20	March 31, 2020

(1)	16.67% of the shares underlying this option vest every six months from the date of the option grant.

(2)	The December 31, 2012 closing price per share of our common stock as reported on the NASDAQ Capital Market was $1.31.

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2012 relating to our equity compensation plans, under which grants of stock options, restricted stock and other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column(a)) (2)
	(a)	(b)	(c)

Equity compensation plan approved by security holders
Stock Options	724,720	$4.68	342,199
Restricted Stock Units	356,000	-

Equity compensation plan not approved by security holders	-	-	-

Total	1,080,720	$4.68	342,199

(1)	The exercise prices for outstanding options granted to employees range from $1.20 to $29.90 per share.

(2)	In addition to being available for future issuance upon exercise of stock options, our Stock Incentive Plans provide for the issuance of restricted stock awards and other stock-based awards.

Policies and Procedures for Review and Approval of Related Person Transactions

The Audit Committee reviews statements of related parties required to be disclosed in the proxy statement. In evaluating related person transactions, the Audit Committee considers all factors it deems appropriate, including, without limitation, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and whether products or services of a similar nature, quantity, or quality are readily available from alternative sources.

As required under the Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related party transactions for potential conflict of interest situations. A related party transaction refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Related Person Transactions

Transactions with Aristocrat International Pty. Ltd (“Aristocrat”)
During the year ended December 31, 2011 and until November 2012, Aristocrat was the beneficial owner of more than five percent of our issued and outstanding shares of common stock. Although we terminated our exclusive distribution agreement with Aristocrat in 2010 for our PokerPro systems it retained certain PokerPro customers. In those cases, we continue to receive a percentage of their license fees and occasionally sell parts and supplies to Aristocrat. In 2011 and 2012, revenues from license fees and the sale of parts and supplies related to PokerPro transactions with Aristocrat totaled approximately $116,860 and $51,842, respectively.

Transactions with Board and Senior Management
On May 16, 2011, Messrs. Berman, Crawford, Lahti, Roberson, and White purchased a total of 191,175 shares of our common stock for an aggregate purchase price of $259,998 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(6) and Regulation 506 under the Act, in effect at that time. Mr. White cancelled $100,000 of principal due under the Founders’ Loan (see Note 10 to our financial statements for the year ended December 31, 2012 or described below) as the consideration for his share purchase.

Office Lease
We currently lease our office and manufacturing facility from an entity owned and controlled by Mr. Crawford and Mr. White. The entity purchased the building while we were already a tenant. The lease terms were negotiated and are consistent with the rent paid by other tenants in the building. Rent expense recorded for the leased space for the three months ended March 31, 2013 and for the years ended December 31, 2012 and 2011 was $33,750, $135,000 and $142,600, respectively.

In February 2013, we exercised an option to extend our lease through August 31, 2016. No other significant portions of the lease were modified, monthly rent continues at $11,250 per month, and provisions to allow us to buy out the lease or reduce its space commitment under certain circumstances prior to the expiration of the lease were carried forward.

Founders’ Loan
On March 24, 2008, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) for $2.0 million with Messrs. Berman, Crawford, Lahti, Roberson, and White (collectively, the “Lenders”), all of whom were founders of PokerTek and members of the Board at the time and currently. Pursuant to the terms of the Note Purchase Agreement, the Lenders loaned $2.0 million to us (the “Founders’ Loan”). Since that time the principal balance of the debt outstanding under the Founders’ Loan has been reduced to $300,000 through a series of transactions, including the transaction described below which took place during the year ended December 31, 2012. The Founders’ Loan contains no restrictive covenants and is collateralized by security interests in 18 PokerPro systems. Such security interests have been subordinated to our existing credit facility with Silicon Valley Bank.

At January 1, 2012, the outstanding balance on the Founders’ Loan was $700,000. On July 23, 2012, we entered into the Second Loan Modification Agreement (the “Second Loan Modification Agreement”) which amended and modified the terms of the Note Purchase Agreement, as previously amended. Pursuant to the Second Loan Modification Agreement $100,000 of the outstanding principal balance of the Founders’ Loan was converted into 133,334 shares of common stock, reflecting a conversion price of $0.75 per share, the closing price of a share of common stock on Friday, July 20, 2012, as reported by the NASDAQ Capital Market.

On September 18, 2012, we issued 405,405 shares of ours common stock to Mr. White in full satisfaction of the entire outstanding principal balance of Mr. White’s share of the Founders’ Loan, which at the time of issuance of the shares, was $300,000. The shares were valued at $0.74 per share, which represented the consolidated closing bid price per share on the NASDAQ Capital Market on September 17, 2012. As a result of this transaction, the remaining principal balance on the Founders’ Loan has now been reduced to $300,000.

As a result of the modifications described above, the material terms of the Founders’ Loan are as follows:

(i)	From July 23, 2012 through December 31, 2012, monthly payments continued to be of interest only, calculated at the rate of 9% per annum on the remaining principal balance.

(ii)
Beginning February 1, 2013 and the first day of each calendar month thereafter until January 1, 2017, we will make monthly payments of interest and principal in the amount of $7,465.51, the amount required to fully amortize the remaining principal balance and the accrued interest thereon over 48 months. In the event of a prepayment, the monthly amount would be recalculated.

(iii)	The remaining principal balance of the note and all accrued but unpaid interest thereon is finally due and payable on December 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules promulgated thereunder by the SEC require our directors and officers, and beneficial owners of more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. SEC regulations require that they furnish us with copies of these reports. Typically, we prepare these reports on behalf of our directors and officers based on information they provide to us. Based solely on the information they provide to us and our review of their reports as filed with the SEC, we believe that all reports required by Section 16(a) of the Exchange Act required to be filed during the year ended December 31, 2012 were filed on time.

Report of the Audit Committee

Each member of the Audit Committee is an independent director under existing NASDAQ listing standards and SEC requirements. In addition, the Board has determined that Mr. Lahti is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee has reviewed and discussed the audited financial statements with management and with McGladrey LLP, our independent public accounting firm. The Audit Committee has also discussed the matters required to be discussed by the Statement on Auditing Standards Number 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T with McGladrey LLP.

The Audit Committee has received the written disclosures and the letter from McGladrey LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with McGladrey LLP that firm’s independence.

Based upon the discussions and review described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 that was filed with the SEC.

AUDIT COMMITTEE

Joseph J. Lahti, Chairman
Lyle A. Berman
Arthur L. Lomax

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other PokerTek filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that PokerTek specifically incorporates the Report of the Audit Committee by reference therein.

Disclosure about Fees

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by McGladrey LLP for fiscal years 2012 and 2011.

	2012	2011
Audit Fees	$150,700	$161,337
Audit-Related Fees	-	-
Tax Fees	30,430	52,274
All Other Fees	-	-
Total	$181,130	$213,611

Audit Fees. This category includes fees for (i) the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q; and (ii) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees.” We did not pay any audit-related fees to McGladrey LLP for the fiscal years 2012 and 2011.

Tax Fees. This category consists of professional services rendered by McGladrey LLP for tax compliance, planning, return preparation, research, and advice.

All Other Fees. This category includes the aggregate fees for products that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” We did not pay any other fees to McGladrey LLP for the fiscal years 2012 and 2011.

The Audit Committee has considered the compatibility of the non-audit-related services performed by and fees paid to McGladrey LLP in fiscal years 2012 and 2011 and the proposed non-audit related services and proposed fees for fiscal years 2012 and 2011 and the possible effect of the performance of such services and payment of such fees on the independence of McGladrey  LLP. All audit and non-audit services were approved by the Audit Committee either specifically or in accordance with the Audit Committee’s pre-approval policies and procedures prior to such services being rendered.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (and any non-audit service provided by any other accounting firm) prior to the performance of each such service.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed McGladrey LLP to audit our financial statements for the fiscal year ending December 31, 2013. McGladrey LLP has served as our independent registered public accounting firm continuously since March 2005. A representative from McGladrey LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of McGladrey LLP is not approved by our shareholders at the Annual Meeting, we will consider the appointment of other independent registered public accounting firms for the fiscal year ending December 31, 2013.

OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board proposes that shareholders approve the compensation paid to our Named Executive Officers as described in this Proxy Statement. We are providing this vote as required by Section 14A of the Exchange Act and Rule 14a-21 promulgated thereunder. Because your vote is advisory, it will not be binding. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As described under “Executive Compensation,” the objectives of our executive compensation programs are to (1) link executive compensation to our business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; and (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace, recognize achievement of our business strategy objectives, and align the long-term interests of executive officers with those of our shareholders. We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement.

THE BOARD OF DIRECTORS BELIEVES THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY WITH WHICH
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD

Section 14A of the Securities Act, and Rule 14a-21 promulgated thereunder, require us to include in this proxy statement an advisory vote on executive compensation not less frequently than once every three years. Section 14A and Rule 14a-21 also require us to provide shareholders, at least every six years, with the opportunity to vote on whether the advisory vote on Named Executive Officer compensation should be held every year, every two years or every three years. While we will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on executive compensation every three years. The Board believes that holding such a vote every three years would enable shareholders to provide us, on a regular basis, with input regarding our Named Executive Officer compensation program. We ask that you indicate your support for the advisory vote on executive compensation to be held every three years.

Because your vote is advisory, it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency with which the advisory vote on executive compensation will be held.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our shareholders and PokerTek to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

PROPOSALS FOR 2014 ANNUAL MEETING

Under SEC regulations, any shareholder desiring to make a proposal pursuant to Rule 14a-8 promulgated under the Exchange Act, to be acted upon at the 2014 annual meeting of shareholders must present the proposal to us at our principal office in Matthews, North Carolina by December 20, 2013 for the proposal to be eligible for inclusion in our proxy statement.

In addition, if a shareholder desires to make a proposal from the floor during the Annual Meeting, but not have such proposal included in our proxy statement, our bylaws require that such shareholder deliver notice in accordance with Article 2, Section 6 of our bylaws to our principal executive offices not later than the 60th day before the first anniversary of the date of the notice date for the preceding year’s annual meeting and no earlier than the 90th day prior to such date. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, then notice by the shareholder must be delivered not earlier than the 90th day prior to the Annual Meeting and not later than the later of the 60th day prior to the Annual Meeting or the 10th day following the notice date for such meeting. Any such proposals must be made in accordance with the bylaws and any other applicable law, rule or regulation. A shareholder may obtain a copy of these standards and procedures from our Corporate Secretary.

Accordingly, notice of a proposal to be made from the floor at the 2014 annual meeting of shareholders must be delivered no earlier than January 1, 2014 and no later than January 31, 2014 in order to be considered timely. A proxy may confer discretionary authority to vote on any matter at a shareholders’ meeting if we do not receive proper notice of the matter within the timeframes described above.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of either document to any shareholder upon request submitted in writing to us at the following address: PokerTek, Inc., 1150 Crews Road, Suite F, Matthews, North Carolina 28105, Attention: Investor Relations or by calling (704) 849-0860. Any shareholder who wants to receive separate copies of the Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and telephone number.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012 accompanies this Proxy Statement. The Proxy Statement and Annual Report are available at www.proxyvote.com.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
to be held on Wednesday, June 5, 2013.

The Proxy Statement and Annual Report are available at www.proxyvote.com

                                                            By Order of the Board of Directors

                                                            James T. Crawford
                                                            President and Secretary

Dated: April 19, 2013